SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 3, 1995


                    SMITH CORONA CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                      1-10281                  51-0286862
- --------                      -------                  ----------
(State or other jurisdiction (Commission         (I.R.S. Employer
  of incorporation)           File Number)    Identification No.)


         65 Locust Avenue, New Canaan, Connecticut 06840
        (Address of principal executive offices) (zip code)

                         (203) 972-1471
       (Registrant's telephone number, including area code)

Item 3. Bankruptcy or Receivership
- ----------------------------------

     On July 5, 1995 Smith Corona Corporation (the "Company") commenced a case under Chapter 11 of the United States Bankruptcy code in the United States Bankruptcy Court for the District of Delaware (Case No. 95-788 (HSB)). The Chapter 11 case is pending before U.S. Bankruptcy Court Judge Helen S. Balick and the Company continues in business as a debtor-in-possession.


     A copy of the news release is attached hereto as exhibit 99.1 and incorporated herein by reference.



Item 5.  Other Events
- ---------------------

     On July 3, 1995, the Company issued a press release announcing that its Board of Directors has retained the firm of R. F. Stengel & Co., Inc. to advise the Company. As part of the agreement, Ronald F. Stengel, President, was named Interim President and Chief Executive Officer and a director of the Company. Thomas A. Cawley, Vice President of R. F. Stengel, has also been elected as a director. Robert Van Buren continues as Chairman of the Board of the Company.

     Additionally, the Board of Directors recently elected John A. Piontkowski to the positions of Senior Vice President, Chief
Financial Officer and Treasurer.

     On July 10, 1995, the Company issued a press release announcing that the United States Bankruptcy Court for the District of Delaware approved an agreement between the Company and its current bank group led by Chemical Bank which will provide the Company with a $24 million post-petition financing package. The court approved the financing package at the conclusion of a preliminary hearing on July 10, 1995, subject to a final hearing to be held on August 2, 1995.

     Copies of the news releases are attached hereto as exhibits
99.2 and 99.3, respectively, and incorporated herein by reference.

                       SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: July 20, 1995                SMITH CORONA CORPORATION



                                    By: /S/ John A. Piontkowski
                                        John A. Piontkowski
                                        Sr. Vice President,
                                        CFO and Treasurer

                     INDEX TO EXHIBITS


Exhibit No.                                  Description
- -----------                                  -----------

  99.1                                      News Release
  99.2                                      News Release
  99.3                                      News Release